Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

TRINET GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Table I – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.000025 per share, to be issued in connection with the TriNet Group, Inc. 2014 Employee Stock Purchase Plan (the "ESPP Plan")	Rule 457(c) and Rule 457(h)	506,645(2)	$112.08	$56,784,772	0.0001476	$8,382
Total Offering Amounts					$56,784,772	0.0001476	$8,382
Total Fee Offsets							$0
Net Fee Due							$8,382

(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any shares of common stock, par value $0.000025 per share, of TriNet Group, Inc. that become issuable under the ESPP Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.
(2)Represents shares of common stock that were automatically added to the shares reserved for issuance under the ESPP Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the ESPP Plan. Pursuant to such provision, the number of shares reserved for issuance under the ESPP Plan automatically increases on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by the lesser of (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year, (b) 1,800,000 shares of common stock or (c) a number of shares of common stock determined by the Registrant’s board of directors.
(3)Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices per share of common stock as reported on the New York Stock Exchange on February 9, 2024.